                                                                   EXHIBIT 99.m3

                   AMENDMENT NO. 2 TO MASTER DISTRIBUTION PLAN
                                       OF
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                    Class II

     THIS AMENDMENT NO. 2 TO MASTER DISTRIBUTION PLAN is made as of the 5th day of April, 2004, by each of the above named corporations (the "Issuers").
Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution Plan.

                                    RECITALS

     WHEREAS, American Century Variable Portfolios, Inc. adopted a Master
Distribution Plan dated May 18, 2001, amended December 31, 2002 (the "Plan");
and

     WHEREAS, American Century Variable Portfolios, Inc. ("ACVP"), has added a new series, VP Mid Cap Value Fund (the "Fund"), for which the Fund's Board has established a class of shares designated as Class II; and

     WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. ACVP hereby adopts the Plan on behalf of the Fund, in accordance with
Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the
Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution Plan, as amended by this Amendment No. 2.

     4. In the event of a conflict between the terms of this Amendment No. 2 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 2 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                              AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                              AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                               BY:  /s/ Charles A. Etherington
                                    ------------------------------------
                                    Charles A. Etherington
                                    Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering Class II Shares

Series                                                       Date Plan Adopted
------                                                       -----------------

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
>>    VP Global Growth Fund                                   May 18, 2001
>>       VP Growth Fund                                       May 18, 2001
>>       VP Ultra Fund                                        May 18, 2001
>>       VP Vista Fund                                        May 18, 2001
>>       VP Equity Index Fund                                 May 18, 2001
>>       VP Balanced Fund                                     May 18, 2001
>>       VP Capital Appreciation Fund                         May 18, 2001
>>       VP Value Fund                                        May 18, 2001
>>       VP International Fund                                May 18, 2001
>>       VP Income & Growth Fund                              May 18, 2001
>>       VP Large Company Value Fund                          December 31, 2002
>>       VP Mid Cap Value Fund                                April 5, 2004

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
>>    VP Inflation Protection Fund                            December 31, 2002

By:    /s/ Charles A. Etherington
       ------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  April 5, 2004

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